INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Pinnacle West Capital Corporation on Form S-8 of our reports dated March 4, 1999 and June 25, 1999, appearing in the Annual Report on Form 10-K of Pinnacle West Capital Corporation for the year ended December 31, 1998 and in the Annual Report on Form 11-K of Pinnacle West Capital Corporation Savings Plan for the year ended December 31, 1998, respectively.


DELOITTE & TOUCHE LLP
Phoenix, Arizona

January 19, 2000